EX-99.23.j.iii

                          INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement 333-85083 of AmeriPrime Advisors Trust's on Form N-1A of our report dated June 4, 2001 appearing in the Annual Report of the Interstate Fund (a series of Financial Investors Trust) for the year ended April 30, 2001.

Deloitte & Touche LLP

/s/

August 20, 2001